UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2020

KADANT INC.
(Exact name of registrant as specified in its charter)

Commission file number 001-11406

Delaware	52-1762325
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
One Technology Park Drive
Westford, Massachusetts 01886
(Address of principal executive offices, including zip code)
(978) 776-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	KAI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

KADANT INC.

Item 7.01 Regulation FD Disclosure.

On April 22, 2020, Kadant Inc. ("the Company") announced the realignment of its current operating segments by combining its operating entities into three new reportable operating segments. Consistent with the Company’s strategic initiatives to grow both organically and through acquisitions, these segment changes reflect how the Company has grown and diversified over the last several years. Such growth and diversification have resulted in a change in how the chief operating decision maker makes operating decisions, assesses the performance of the business, and allocates resources. The three new reportable operating segments are Flow Control, Industrial Processing, and Material Handling. The Flow Control segment consists of the Company’s fluid-handling and doctoring, cleaning, & filtration product lines; the Industrial Processing segment consists of the Company’s wood processing and stock-preparation product lines (excluding baling products); and the Material Handling segment consists of the Company’s conveying and screening, baling, and fiber-based product lines. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company’s reporting of its first quarter 2020 results will reflect these three new reportable segments. To assist in the analysis and understanding of the Company’s new reportable segment structure, furnished in this Current Report on Form 8-K as Exhibit 99.2, is a financial schedule of unaudited selected financial data for each of the four quarters and full year of 2019 and 2018 and the full year of 2017 recast to reflect the new reportable operating segments.

In addition to the financial measures included in the financial schedule prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures, including adjusted operating income, adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA), and adjusted EBITDA margin. The Company believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company's performance by excluding certain items that may not be indicative of its core business, operating results, or future outlook. The Company believes that the inclusion of such measures helps investors to gain an understanding of its underlying operating performance and future prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods or forecasts and to the performance of its competitors. Such measures are also used by the Company in its financial and operating decision-making and for compensation purposes. The Company also believes this information is responsive to investors' requests and gives them an additional measure of its performance. The non-GAAP financial measures included in the financial schedule are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in the financial schedule have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

The information in Item 7.01 of this Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
The following exhibits relating to Item 7.01 shall be deemed to be furnished and not filed.

Exhibit No.	Description of Exhibits

99.1	Press Release issued by the Company on April 22, 2020 announcing a change in reportable operating segments

99.2	Financial schedule of unaudited selected financial data for each of the four quarters and the full year of 2019 and 2018 and the full year of 2017 recast to reflect the new reportable segments

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

KADANT INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: April 22, 2020	By	/s/ Michael J. McKenney
Michael J. McKenney Executive Vice President and Chief Financial Officer

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